Exhibit 99.1

Advance Auto Parts Announces Leadership Succession Plan

Tom Greco to Retire as President and CEO at Year-End 2023

Board Initiates Search for Successor

RALEIGH, N.C.--(BUSINESS WIRE)--February 28, 2023--Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America that serves both professional installer and do-it-yourself customers, today announced that Tom Greco has informed the company of his plan to retire as President and Chief Executive Officer of the company at the end of the year. Following Mr. Greco’s retirement, he plans to serve in an advisory capacity through a transition period.

In connection with Mr. Greco’s planned retirement and the company’s succession planning process, the Advance Auto Parts Board has formed a Succession Committee, composed of independent directors. The Board intends to retain a leading executive search firm to assist in a thorough and comprehensive search that considers both internal and external candidates.

Tom Greco, Advance’s president and chief executive officer, said, “It has been a privilege to lead Advance and I am extremely proud of the talented team we have built as well as the accomplishments we have delivered together. Since my appointment as CEO, we have successfully integrated a transformative acquisition while scaling the business and enhancing our operational efficiency, inventory and distribution capabilities to better serve our customers.”

Greco added, “I believe now is the right time to begin to transition leadership for two primary reasons. First, we are in the final year of our three-year strategic business plan and are in the process of updating our next multi-year strategy. This transition will enable my successor to play a role in developing the next chapter of Advance’s strategy and help ensure the long-term success of Advance. Secondly, by planning for retirement in advance, I will be able to work with the Board’s Succession Committee to identify my successor and facilitate a smooth transition. In the meantime, I’m committed to the execution of our 2023 plan to continue delivering for customers and driving long-term shareholder value.”

Eugene I. Lee, Jr., Chair of the Board of Directors, commented, “On behalf of the Board, we thank Tom for his service and ongoing commitment to Advance. Tom has constructed a strong foundation that will enable success in Advance’s next chapters. Under his leadership, Advance has transformed its talent base and culture, delivered nearly $2 billion of revenue growth and more than doubled its adjusted earnings per share over the last five years. Advance is now better positioned to meet the challenges of today’s dynamic environment and as we undertake our search for the next CEO, we are focused on ensuring that the company continues to unlock its enormous potential and deliver long-term shareholder value.”

Fourth Quarter and Full Year 2022 Results and Conference Call

In a separate press release issued today, Advance Auto Parts released its financial results for the fourth quarter and full year 2022. The company will detail its results via a webcast scheduled to begin at 8:00 a.m. Eastern Time today, February 28. The webcast will be accessible via the Investor Relations page of the company's website (ir.AdvanceAutoParts.com).

About Advance Auto Parts

Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of December 31, 2022, Advance operated 4,770 stores and 316 Worldpac branches primarily within the United States, with additional locations in Canada, Puerto Rico and the U.S. Virgin Islands. The company also served 1,311 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands. Additional information about Advance, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Forward-Looking Statements

Certain statements herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "guidance," "intend," "likely," "may," "plan," "position," "possible," "potential," "probable," "project," "should," "strategy," "will," or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the company's strategic initiatives, operational plans and objectives, expectations for economic conditions and recovery and future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect the company's views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, factors related to the company's leadership transition, the timing and implementation of strategic initiatives, including with respect to labor shortages or disruptions and the impact on our ability to complete store openings, the highly competitive nature of the company's industry, demand for the company's products and services, complexities in its inventory and supply chain, and challenges with transforming and growing our business. Please refer to "Item 1A. Risk Factors." of the company's most recent Annual Report on Form 10-K, as updated by its Quarterly Report on Form 10-Q and other filings made by the company with the Securities and Exchange Commission, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Contacts

Investor Relations Contact:
Elisabeth Eisleben
T: (919) 227-5466
E: invrelations@advanceautoparts.com

Media Contact:
Darryl Carr
T: (984) 389-7207
E: darryl.carr@advance-auto.com